UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2024

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2024 (the “Closing Date”), Creative Realities, Inc. (the “Company”) and its subsidiaries, Reflect Systems, Inc., a Delaware corporation (“Reflect”), and Allure Global Solutions, Inc., a Georgia corporation (“Allure,” and together with the Company and Reflect, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with First Merchants Bank, an Indiana state bank (the “Bank”). The Credit Agreement provides Borrowers with a $22.1 million secured revolving credit facility, with an uncommitted accordion feature that provides for additional borrowing capacity of up to $5 million, subject to the Bank’s approval and other customary terms and conditions set forth in the Credit Agreement.

On the Closing Date, the Company borrowed approximately $13.9 million under the revolving credit facility to repay all obligations owing to its prior lender, Slipstream Communications, LLC, pay a $150,000 commitment fee, and pay other transaction expenses.

The Borrowers may use the proceeds of the revolving credit facility in the future for working capital, general corporate purposes, and any contingent consideration payments to former stockholders of Reflect in connection with the Company’s acquisition of Reflect in 2022 (the “Contingent Consideration Payments”).

The advance rate under the revolving credit facility is 85% of the net orderly liquidation value (“NOLV”) of certain subscription-as-a-service (SaaS) contracts of the Borrowers, less a $4 million reserve (subject to a reduction in the Bank’s sole discretion) that applies until the Contingent Consideration Payments have been paid in full. The Bank may require appraisals on a semiannual basis to calculate the NOLV, and upon and during any Events of Default or Unmatured Events of Default, each as defined in the Credit Agreement.

The revolving credit facility matures on May 23, 2027, subject to any earlier default under the Credit Agreement (the “Maturity Date”). The revolving credit facility accrues interest at a floating rate equal to the 1-month Term SOFR, plus 0.11%, plus a floating margin ranging from 2.00% to 3.5% that adjusts quarterly, depending upon the Borrowers’ Senior Funded Debt to EBITDA Ratio (as defined in the Credit Agreement). The floating margin is determined as follows:

Senior Funded Debt to EBITDA Ratio	Floating Margin
< 1.00 to 1.00	2.00%
≥ 1.00 to 1.00 but < 2.00 to 1.00	2.50%
≥ 2.00 to 1.00 but < 3.00 to 1.00	3.00%
≥ 3.00 to 1.00	3.50%

The revolving credit facility is fully secured by all assets of the Borrowers pursuant to a Security Agreement (the “Security Agreement”), and guaranteed by the Company’s wholly owned subsidiary, Creative Realities Canada, Inc., an Ontario corporation (the “Guarantor”), pursuant to a Guaranty. The Guarantor also pledged all of its assets to the Bank pursuant to a Security Agreement (the “Guarantor Security Agreement”) to secure the Guarantor’s obligations under the Guaranty.

The Credit Agreement requires the Borrowers and Guarantor to comply with certain financial covenants on a quarterly basis related to their collective Debt Service Coverage Ratio and Senior Funded Debt to EBITDA Ratio (each as defined in the Credit Agreement). The Credit Agreement includes certain restrictive covenants and, among other things and subject to certain exceptions and qualifications, limits the Borrowers’ ability to: (i) make any distributions if any default has occurred or will result from such distribution, (ii) enter into agreements that create liens other than liens securing the new revolving credit facility and related documents, and certain other permitted liens, (iii) incur or guarantee additional indebtedness, (iv) engage in liquidations, mergers or amalgamations, (v) acquire assets or form or acquire subsidiaries, and (vi) engage in certain transactions with affiliates. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

In the ordinary course of its business, Bank has performed and may continue to perform commercial banking and financial services for the Borrowers for which they have received and will continue to receive customary fees and expenses.

The foregoing descriptions of the Credit Agreement, Revolving Credit Note, Security Agreement, Guaranty and Guarantor Security Agreement are not complete descriptions and are qualified in their entireties by reference to the full text of such documents filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the revolving credit facility, which press release is filed as Exhibit 99.1 to this Current Report.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated May 23, 2024 by and among Creative Realities, Inc., First Merchants Bank and other parties thereto*
10.2	$22,100,000 Revolving Credit Note dated May 23, 2024
10.3	Security Agreement dated May 23, 2024 by and among Creative Realities, Inc., First Merchants Bank and other parties thereto*
10.4	Guaranty dated May 23, 2024 by Creative Realities Canada, Inc. in favor of First Merchants Bank*
10.5	Security Agreement dated May 23, 2024 granted by Creative Realities Canada, Inc. in favor of First Merchants Bank*
99.1	Press Release dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibits 10.1, 10.3, 10.4 and 10.5 have been omitted from this report and will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024

Creative Realities, Inc

By:	/s/ Will Logan
Will Logan
Chief Financial Officer

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